Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrants charter
Nuveen Insured Florida Tax-Free Advantage
Municipal Fund
333-100873, 811-21215

On January 15, 2003, under Conformed Submission
Type 497, accession number, 0000950137-03-
000245,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.